UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2024
Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 West Liberty Street, 12th Floor, Reno, Nevada 89501
(Address of principal executive offices, including zip code)
(775) 328-0100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2024, following an extensive search process, the Board of Directors (the “Board”) of Caesars Entertainment, Inc. (the “Company”) increased the size of the Board from nine directors to ten directors and subsequently elected Kim Harris Jones to fill the vacancy, subject to customary regulatory approvals and requirements pending licensure. Ms. Harris Jones will stand for election at the 2024 annual meeting of shareholders.
Ms. Harris Jones most recently served as Senior Vice President and Corporate Controller of Mondelez International from 2012 until 2015. She previously served as Senior Vice President and Corporate Controller at Kraft Foods Inc. from 2009 until 2012 before Mondelez was formed by Kraft’s split into two domestic and international publicly-traded corporations. Prior to her time at Kraft, Ms. Harris Jones had a 17-year career at Chrysler LLC, where her final role was Senior Vice President and Corporate Controller from 2008 to 2009. Before Chrysler, she spent six years at General Motors.
Ms. Harris Jones was recently named to the list of “100 Most Influential Black Corporate Directors” by BoardProspects Magazine. She was also previously named to the list of “25 Women to Watch” by CFO Magazine, to the list of “75 Most Powerful Women in Business” by Black Enterprise Magazine, and as one of “The 2021 Most Influential Black Corporate Directors” by Savoy magazine. Ms. Harris Jones earned a BBA in accounting and an MBA in finance from the University of Michigan.
Ms. Harris Jones serves on the board of directors of United Rentals, Inc. (NYSE: URI), TrueBlue, Inc. (NYSE: TBI) and Fossil Group, Inc. (NASDAQ: FOSL).
Ms. Harris Jones serves on the board of Ethiopian North American Health Professionals Association and the finance committee of the Consortium for Graduate Study in Management. Ms. Harris Jones is also president and chair of the board of the Harris-Jones Charitable Gift Foundation, a non-profit foundation.
The Company has not yet made a determination as to the committees of the Board on which Ms. Harris Jones will serve. Ms. Harris Jones shall be eligible to participate in all previously established and disclosed compensation plans in which non-employee directors participate. Such compensation plans are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023. There are no arrangements or understandings between Ms. Harris Jones and any other person pursuant to which she was selected as a director. Ms. Harris Jones has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
On April 29, 2024, the Company issued a press release announcing Ms. Harris Jones’s election to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated April 29, 2024 of Caesars Entertainment, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date:	April 29, 2024	By:	/s/ Edmund L. Quatmann, Jr.
Edmund L. Quatmann, Jr.
Chief Legal Officer, Executive Vice President and Secretary